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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                          AMX CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                AMX CORPORATION
                             11995 FORESTGATE DRIVE
                              DALLAS, TEXAS 75243

July 16, 1997

To Our Shareholders:

    Enclosed are corrected pages 3 and 4 to the Company's Proxy Statement dated July 14, 1997 being used in connection with the solicitation of Proxies by management for use at the Company's 1997 Annual Meeting of Shareholders to be held on August 13, 1997.

    These pages have been revised to accurately reflect on page 3 the members of the Audit Committee of the Board of Directors and to include on page 4 biographical information for J. Otis Winters, a director nominee, which was inadvertently omitted from the Proxy Statement.

    We apologize for any inconvenience this may have caused you.

                                          Sincerely,

                                          SCOTT D. MILLER
                                          CHAIRMAN OF THE BOARD
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will be voted for any nominee who is designated by the present Board of
Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. F. H. (Dick) Moeller, who is presently a director of the Company, has elected not to stand for re-election to the Company's Board of Directors and, at his request, has not been nominated for election to the Board at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

    The names and certain information about the nominees for directors are set forth below:

                                                                                                                 DIRECTOR
NAME OF NOMINEE                     AGE                       POSITIONS/PRINCIPAL OCCUPATION                       SINCE
------------------------------      ---      -----------------------------------------------------------------  -----------
Scott D. Miller...............          44   Chairman of the Board and Director                                       1982

Joe Hardt.....................          42   Chief Executive Officer, President and Director                          1995

Peter D. York.................          54   Vice Chairman of the Board, Senior Vice President, Secretary and         1995
                                               Director

Thomas S. Roberts(1)..........          34   General Partner in Venture Capital Fund                                  1995

Harvey B. Cash(1).............          57   General Partner in Venture Capital Fund                                  1995

J. Otis Winters(2)............          64   Chairman of Pate, Winters & Stone, Inc.                                  1997

------------------------

(1) Members of the Compensation Committee.

(2) Members of the Audit Committee.

    Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

    Set forth below is certain information with respect to each of the nominees for director and each other executive officer of the Company:

NOMINEES

    SCOTT D. MILLER, Chairman of the Board and a co-founder of the Company, served as President, Chief Executive Officer and a director of the Company since its inception in 1982 until September 1995, when he relinquished his positions as President and Chief Executive Officer. Prior to joining the Company, Mr. Miller served as Regional Services Manager of Linear Corporation and National Sales Manager of Pavco Electronics. Mr. Miller also served in the U.S. Air Force.

    JOE HARDT, Chief Executive Officer and President, served as Chief Operating Officer of the Company from 1993 to September 1995, and has been a director since March 1995. In September 1995, Mr. Hardt was elected President of the Company, a position which included the duties of chief executive officer. Effective July 1, 1997, Mr. Hardt was formally elected the Chief Executive Officer of the Company. Prior to joining the Company, Mr. Hardt was an attorney in private practice in Dallas, Texas from 1980 to 1993. In 1986, he was one of the founding shareholders of Munsch Hardt Kopf Harr & Dinan, P.C. where he was a practicing attorney until 1993, and he served as the firm's President from April 1986 to April 1989. Mr. Hardt holds a B.A. in English from Centenary College of Louisiana and a J.D. from the University of Texas School of Law.

    PETER D. YORK, Vice Chairman of the Board and Senior Vice President, has served as Senior Vice President for the Company since 1992, has served as Secretary since August 1, 1995, has been a director since March 1995, and has served as Vice Chairman of the Board of Directors since July 2, 1997. Mr. York joined the Company in 1991 upon the acquisition by the Company of York Controls, Inc. Mr. York founded York Controls, Inc. in 1978 and served as its President and Chief Executive Officer until its acquisition by the Company.

    THOMAS S. ROBERTS has served as a director of the Company since March 1995. Mr. Roberts currently serves as general partner in various venture capital funds affiliated with Summit Partners, a venture capital firm, where he has been employed since 1989. He currently serves on the Board of Directors of Catalyst International, Inc., a software company, and PowerCerv Corporation, a software company. Mr. Roberts also serves on the Board of Directors of several privately-held companies that are involved in software development and related industries. Mr. Roberts holds a B.A. in Economics from Princeton University and an M.B.A. from Harvard University.

    HARVEY B. CASH has served as a director of the Company since March 1995. Mr. Cash has served as general or limited partner in various venture capital funds affiliated with InterWest Partners, a venture capital firm, since 1985. He is Chairman of the Board of Cyrix Corporation, a microprocessor company, and currently serves on the Board of Directors of ProNet, Inc., a paging company; Aurora Electronics, Inc., a distributor of recycled integrated circuit boards and computer components; BenchMarq Microelectronics, Inc., a developer of chips and chipsets for portable electronic devices; CIENA Corporation, a manufacturer of telecommunications equipment; Heritage Media Corporation, an owner and operator of radio and television stations; and i2 Technologies, Inc., a provider of supply chain management software. Mr. Cash holds a B.S. in Electrical Engineering from Texas A&M University and an M.B.A. from Western Michigan University. Mr. Cash also serves on the Board of Directors of several privately held companies that are involved in software development and supply related industries.

    J. OTIS WINTERS has served as a director of the Company since January 7, 1997. Mr. Winters was co-founder of Pate, Winters & Stone, Inc., a consulting firm in 1984. Since 1989 he has served as Chairman of that company. Mr. Winters also serves on the Board of Directors of NGC Corporation, an energy company, Walden Residential Properties, Inc., an apartment real estate investment trust, and Liberty Bancorp, Inc., a bank holding company, and serves as a director for a private retail company.

OTHER EXECUTIVE OFFICERS

    DAVID E. CHISUM, 41, has served as the Chief Financial Officer and Treasurer of the Company since May 31, 1996. Prior to joining the Company, Mr. Chisum served as Chief Financial Officer for Superior Air Parts, Inc., a manufacturer and distributor of replacement parts for piston-based aircraft, from January 1996 to May 1996, and he served as Vice President Planning & Business Development for Connectware, Inc., a wholly-owned subsidiary of AMP, Incorporated, a manufacturer of hardware and software products for the multi-media market, from January 1995 to January 1996. From 1984 to 1995, he served as Chief Financial Officer of Piper Industries of Texas, Inc., a manufacturer of plastic transport containers. Mr. Chisum holds a B.B.A. from Baylor University and was granted a CPA certificate by the State of Texas in 1978.

    TOM HITE, 36, has served as Vice President of Engineering of the Company since March 10, 1997. Prior to joining the Company Mr. Hite served as Vice President, Chief Technology Officer of AnswerSoft, Inc., a global provider of business process automation solutions, from 1994 to 1997. From 1991 until 1994 Mr. Hite served as Manager of Software Development for Micrografx, Inc., a designer and developer of graphics software. Mr. Hite holds a B.S. and a Master of Science in Mechanical Engineering from the University of Iowa.

    GARY KAYYE, 32, has served as Vice President of Sales and Marketing of the Company since April 28, 1997. Prior to joining the Company, Mr. Kayye served as Vice President of Sales and Marketing of Extron Electronics, a manufacturer of high resolution computer-video distribution and switching equipment, from 1987 until joining the Company. Mr. Kayye holds a B.A. in Marketing and Advertising from the University of North Carolina.

    The current directors, except for Mr. Winters and Mr. Moeller (who is not standing for re-election to the Board), were initially elected pursuant to a Shareholders' Agreement (the "Shareholders' Agreement") entered into among the Company, several members of management and several venture capital funds in connection with an investment in the Company by the venture capital funds. The parties to the Shareholders' Agreement agreed to vote all shares owned by them for election of directors designated in accordance with the Shareholders' Agreement. Such arrangement terminated upon the consummation of the Company's initial public offering in November 1995.

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